Exhibit 99.2
EARNINGS PRESENTATION SECOND QUARTER 2022

BRIDGEWATER BANCSHARES, INC.

Disclaimer

Forward-Looking Statements

This presentation contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, identified by words such as "may", "might", "should", "could", "predict", "potential", "believe", "expect", "continue", "will", "anticipate", "seek", "estimate", "intend", "plan", "projection", "would", "annualized", "target" and "outlook", or the negative version of those words or other comparable words of a future or forward-looking nature.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the negative effects of the ongoing COVID-19 pandemic, including its effects on the economic environment, our clients and our operations, including due to supply chain disruptions, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic; loan concentrations in our portfolio; the overall health of the local and national real estate market; our ability to successfully manage credit risk; business and economic conditions generally and in the financial services industry, nationally and within our market area, including rising rates of inflation; our ability to maintain an adequate level of allowance for loan losses; new or revised accounting standards, including as a result of the future implementation of the Current Expected Credit Loss standard; the concentration of large loans to certain borrowers; the concentration of large deposits from certain clients; our ability to successfully manage liquidity risk, especially in light of recent excess liquidity at the Bank; our dependence on non-core funding sources and our cost of funds; our ability to raise additional capital to implement our business plan; our ability to implement our growth strategy and manage costs effectively; developments and uncertainty related to the future use and availability of some reference rates, such as the London Interbank Offered Rate, as well as other alternative reference rates; the composition of our senior leadership team and our ability to attract and retain key personnel; talent and labor shortages an high rates of employment turnover; the occurrence of fraudulent activity, breaches or failures of our information security controls or cybersecurity-related incidents; interruptions involving our information technology and telecommunications systems or third-party servicers; competition in the financial services industry, including from nonbank competitors such as credit unions and "fintech" companies; the effectiveness of our risk management framework; the commencement and outcome of litigation and other legal proceedings and regulatory actions against us; the impact of recent and future legislative and regulatory changes, including changes to federal and state corporate tax rates; interest rate risk, including the effects of recent and anticipated rate increases by the Federal Reserve; fluctuations in the values of the securities held in our securities portfolio; the imposition of tariffs or other governmental policies impacting the value of products produced by our commercial borrowers; severe weather, natural disasters, wide spread disease or pandemics (including the COVID-19 pandemic), acts of war or terrorism or other adverse external events, including the Russian invasion of Ukraine; potential impairment to the goodwill we recorded in connection with our past acquisition; changes to U.S. or state tax laws, regulations and guidance, including recent proposals to increase the federal corporate tax rate; and any other risks described in the "Risk Factors" sections of reports filed by the Company with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Certain of the information contained in this presentation is derived from information provided by industry sources. Although we believe that such information is accurate and that the sources from which it has been obtained are reliable, we cannot guarantee the accuracy of, and have not independently verified, such information.

Use of Non-GAAP financial measures

In addition to the results presented in accordance with U.S. General Accepted Accounting Principles ("GAAP"), the Company routinely supplements its evaluation with an analysis of certain non-GAAP financial measures. The Company believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors to help them understand the Company's operating performance and trends, and to facilitate comparisons with the performance of peers. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of non-GAAP disclosures to the comparable GAAP measures are provided in this presentation.

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Bridgewater Bancshares, Inc.

2Q22 Earnings Highlights

Diluted EPS	Return on Average Assets	PPNR Return on Average Assets[1]	Return on Avg. Tangible Common Equity[1]	Adjusted Efficiency Ratio[1]
$0.41	1.38%	2.19%	15.26%	40.0%

Robust Balance Sheet Growth

- Gross loan balances up $237.9 million, or 31.9% annualized, from 1Q22
- Investment securities balances up $23.5 million, or 20.5% annualized, from 1Q22
- Deposit balances up $166.3 million, or 22.0% annualized, from 1Q22

Highly Efficient Operating Performance

- Record pre-provision net revenue (PPNR) of $20.4 million, up 11.4% from 1Q22
- Stable core net interest margin[1] of 3.34%, in-line with 1Q22
- Well-controlled noninterest expense of $13.8 million, up 1.8% from 1Q22
- Adjusted efficiency ratio[1] of 40.0%, down from 42.0% in 1Q22

Superb Asset Quality

- Annualized net charge-offs to average loans of 0.00%
- Growth-driven provision of $3.0 million; allowance to total loans at 1.39%
- Nonperforming assets to total assets of 0.02%, in-line with 1Q22

Strong Capital Position

- Tangible common equity ratio[1] of 7.87%, down 73 bps from 1Q22
- Tangible book value per share[1] of $11.03, up $0.02 from 1Q22, despite market value depreciation of the securities portfolio due to rising interest rates, which negatively impacted AOCI
- Repurchased 492,417 shares of common stock ($8.0 million) at a weighted average price of $16.16

[1] Represents a Non-GAAP financial measure. See Appendix for Non-GAAP reconciliation

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PPNR ROA 1 4 Strong Profitability and Revenue Generation Strong PPNR Trends 1 Represents a Non - GAAP financial measure. See Appendix for Non - GAAP reconciliation Dollars in thousands Consistent Revenue Growth $26,288 $28,673 $29,153 $30,180 $32,530 $1,603 $1,410 $1,288 $1,557 $1,650 $27,891 $30,083 $30,441 $31,737 $34,180 2Q21 3Q21 4Q21 1Q22 2Q22 $15,852 $17,533 $18,134 $18,346 $20,439 $10,993 $11,509 $12,514 $12,262 $12,882 2.07% 2.09% 2.11% 2.12% 2.19% 1.43% 1.37% 1.46% 1.42% 1.38% 2Q21 3Q21 4Q21 1Q22 2Q22 Net Income PPNR 1 ROA Noninterest Income Net Interest Income

$23,498 $25,433 $26,634 $27,874 $30,237 $1,767 $1,753 $1,057 $563 $263 $1,023 $1,487 $1,462 $1,743 $2,030 $26,288 $28,673 $29,153 $30,180 $32,530 3.52% 3.54% 3.51% 3.60% 3.58% 3.31% 3.22% 3.25% 3.34% 3.34% 2Q21 3Q21 4Q21 1Q22 2Q22 Core Net Interest Margin 1,2 Net Interest Margin 1 5 1 Amounts calculated on a tax - equivalent basis using statutory federal tax rate of 21% 2 Excludes loan fees and PPP loan balances, interest and fees; represents a Non - GAAP financial measure, see Appendix for Non - GAAP reconciliation Dollars in thousands • 23.7% YoY growth in net interest income • 28.7% YoY growth in net interest income (excluding loan fees and PPP loans) • 21.6% YoY average earning asset growth • Estimated $135,000 of PPP fees yet to be recognized • Expect near - term core net interest margin to continue to stabilize in a similar range as the past four quarters Net Interest Income Momentum Continues With Robust Loan Growth and Stabilizing NIM Net Interest Income (ex. interest income on loan fees and PPP loans) Net Interest Margin Drivers Interest Income and fees on PPP loans Loan fees Net Interest Income and Net Interest Margin Core NIM 2 remained flat as higher loan yields offset higher funding costs

$2,630 $2,823 $2,869 $2,961 $3,045 0.54% 0.48% 0.45% 0.43% 0.46% 2Q21 3Q21 4Q21 1Q22 2Q22 Loan Yield (ex. Loan Fees and PPP) 2 6 1 Excludes loan fees and PPP 2 Represents a Non - GAAP financial measure. See Appendix for Non - GAAP reconciliation Dollars in millions Spot Rate 3.05 % Spot Rate 4.19% 1 Spot Rate 0.58% Spot Rate 0.72 % Steady Deployment into Securities Portfolio Loan Yields Reaching a Bottom Deposit Costs Have Troughed Overall Funding Costs Have Troughed Net Interest Income Components Reaching an Inflection Point as Interest Rates Rise $391 $386 $413 $445 $491 2.55% 2.56% 2.57% 2.77% 2.85% 2Q21 3Q21 4Q21 1Q22 2Q22 $1,898 $2,039 $2,008 $2,138 $2,162 $732 $784 $861 $822 $882 $141 $145 $136 $145 $277 $2,771 $2,968 $3,005 $3,105 $3,321 0.70% 0.65% 0.61% 0.58% 0.63% 2Q21 3Q21 4Q21 1Q22 2Q22 Average Interest - Bearing Deposits Average Noninterest - Bearing Deposits Average Borrowings Cost of Liability Funding Average Investments Investment Yield Average Loans Loan Yield Average Total Deposits Cost of Total Deposits $2,534 $2,655 $2,756 $2,900 $3,108 4.56% 4.65% 4.49% 4.45% 4.45% 4.37% 4.28% 4.20% 4.15% 4.17% 2Q21 3Q21 4Q21 1Q22 2Q22

Bridgewater Bancshares, Inc.

Gradual Shift Toward More Neutral Interest Rate Sensitivity Position

Estimated Change in NII From Immediate Interest Rate Shocks

	1Q22	2Q22
+300 bps	+4.7%	(1.1)%
+200 bps	+3.5%	(0.7)%
+100 bps	+2.1%	(0.4)%
-100 bps	+0.7%	+0.5%

- Gradual shift from a mildly asset sensitive position to a more neutral position in recent quarters
- Interest rate sensitivity impacted by increased balances of higher beta deposits to help support continued robust loan growth
- Actively managing the balance sheet to drive sustained profitability over time, regardless of the interest rate environment

Loan Portfolio Considerations

- Loan portfolio most sensitive to changes in the 3 to 5-year portion of the yield curve
- Mid-to-high teens loan growth outlook provides ability to generate strong net interest income growth despite a larger fixed-rate portfolio
- Robust loan originations drive relatively quicker repricing of the portfolio

Deposit Considerations

- Mix of non-maturity deposits has increased since the last rising rate environment while the mix of time deposits has decreased:


68%
32%
83%
17%
4Q19
2Q22
Non-maturity deposits
Maturity deposits

- Supplementing core deposit growth with wholesale deposits as necessary to support robust loan growth
- Modeling a deposit beta of ~30% in non-maturity deposits

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12% 15% 11% 20% 18% 23% $63 $81 $61 $105 $98 $120 Less Than 1 Year 1 to 2 Years 2 to 3 Years 3 to 4 Years 4 to 5 Years 5+ Years 89% 90% 97% 99% 100% $443 $444 $482 $491 $495 At or Above Floor (6/30/22) Up 25 bps Up 50 bps Up 75 bps Up 100+ bps Fixed , 65.2% Variable , 18.4% Adjustable , 16.4% 8 Fixed - Rate Portfolio ($2.1B) Loan Portfolio Repricing Robust total loan growth results in relatively quick turn of the loan portfolio and accelerated repricing: • 24% year - over - year total loan growth • $1.4B of total loan originations and advances over prior 12 months 13% 11% 14% 10% 15% 36% $275 $241 $289 $219 $320 $757 Less Than 1 Year 1 to 2 Years 2 to 3 Years 3 to 4 Years 4 to 5 Years 5+ Years Variable - Rate Portfolio ($593M) • 83% of variable - rate portfolio have floors • 85% of variable - rate loans are currently tied to SOFR or Prime Variable - Rate Loan Floors Cumulative Percent of balances at or above floor as rates rise Adjustable - Rate Portfolio ($529M) • Nearly all of the adjustable - rate loans are at or above their floors • Implies immediate repricing as rates rise, depending on the repricing schedule Adjustable - Rate Repricing Schedule Loan Portfolio Mix Dollars in millions Fixed - Rate Portfolio Years to Maturity

$7,512 $8,309 $7,966 $8,694 $8,977 $980 $942 $939 $1,085 $1,042 $849 $923 $860 $875 $950 $2,136 $2,480 $2,694 $2,854 $2,783 $582 $11,477 $13,236 $12,459 $13,508 $13,752 2Q21 3Q21 4Q21 1Q22 2Q22 1.48% 1.49% 1.43% 1.55% 1.47% 0.02% 0.09% 0.02% 0.01% 0.00% 1.50% 1.58% 1.45% 1.56% 1.47% 42.0% 43.9% 40.8% 42.4% 40.2% 41.5% 41.5% 40.3% 42.0% 40.0% 2Q21 3Q21 4Q21 1Q22 2Q22 Adjusted NIE / Avg. Assets 2 Adjusted Efficiency Ratio 2 Adjustment Factors / Avg. Assets 2 Efficiency Ratio 2 9 Adjusted Efficiency Ratio Consistently in the Low 40% Range Continued Investments to Support Balance Sheet Growth 1 1Q22 median efficiency ratio for publicly - traded banks with total assets between $2 billion and $10 billion (Source: S&P Capital IQ) 2 Represents a Non - GAAP financial measure. See Appendix for Non - GAAP reconciliation 3 Includes debt extinguishment costs related to accelerated sub debt redemption in 3Q21 Dollars in thousands Efficiency Ratio Among Lowest in Industry Industry median efficiency ratio of 59% 1 Noninterest expense growth expected to increase with asset growth in 2022 as investments in talent and technology continue Occupancy Personnel Other Technology Non - Core Items 3

Dollars in millions 10 • 2Q22 gross loans grew $237.9 million, or 31.9% annualized • 29.1% annualized YTD loan growth • Expect to meet or exceed mid - to high - teens annualized loan growth target for FY22 • Strong loan pipeline and demand continues • Expect loan growth moderation in 2H22: • More selective on loan pricing to support the net interest margin • More selective on credit by focusing on high quality transactions with seasoned clients • Actively manage the balance sheet to align with funding outlook • Leverage sales of participations on larger originations to manage growth Robust Loan Growth Continues $2,594 $2,712 $2,819 $2,988 $3,226 2Q21 3Q21 4Q21 1Q22 2Q22 2H22 Loan Growth Outlook Gross Loans

11 Dollars in millions • Gross loan portfolio grew $238 million from 1Q22 despite payoffs and paydowns of $194 million and a net PPP balance reduction of $7 million in 2Q22 • Total new originations and advances of $393 million in 2Q22 • Loan pipeline remains strong and diversified among various asset classes A Proven Loan Growth Engine Up 8% compared to 1Q22 Up 7% compared to 1Q22 Decrease Increase Total

CRE NOO 27.5% Multifamily 33.7% C&D 11.1% 1 - 4 Family 10.4% CRE OO 4.4% C&I 12.5% Consumer & Other 0.2% PPP 0.2% 12 Dollars in millions Loan Portfolio Composition Loan Mix by Type $3.2 Billion 2Q22 Loan Growth by Type (vs. 1Q22) Well - Diversified Loan Portfolio • 2Q22 loan growth across all commercial portfolios, led by multifamily • Multifamily continues to be a key growth portfolio due to segment expertise and lower risk characteristics $(7) $(1) $23 $24 $38 $40 $46 $75 Multifamily 1 - 4 Family C&I CRE Owner Occupied Construction & Development CRE Nonowner Occupied Consumer & Other PPP

28% 30% 30% 28% 30% 16% 17% 18% 20% 16% 28% 28% 29% 29% 30% 12% 11% 10% 9% 9% 16% 14% 13% 14% 15% $2,721 $2,854 $2,946 $3,036 $3,202 2Q21 3Q21 4Q21 1Q22 2Q22 13 • 26.9% YoY growth in noninterest - bearing deposits • 24.8% YoY growth in core, non - maturity deposits • Deposit growth reflecting successful new client and banker acquisition initiatives • Opportunistically adding brokered deposits while maintaining stable mix • Cost of total deposits of 0.46%, up from 0.43% in 1Q22 Dollars in millions Interest - Bearing Transaction Noninterest - Bearing Transaction Time Savings & Money Market Brokered Deposit Generation Continues to Support Robust Loan Growth

$7,195 $7,742 $22,641 $18,611 $26,991 1.99% 1.93% 5.45% 4.32% 5.70% 2Q21 3Q21 4Q21 1Q22 2Q22 $(4) $(10) $31 $3 $6 0.00% 0.00% 0.00% 0.00% 0.00% 2Q21 3Q21 4Q21 1Q22 2Q22 $761 $734 $722 $706 $688 0.02% 0.02% 0.02% 0.02% 0.02% 2Q21 3Q21 4Q21 1Q22 2Q22 $37,591 $38,901 $40,020 $41,692 $44,711 1.45% 1.43% 1.42% 1.40% 1.39% 2Q21 3Q21 4Q21 1Q22 2Q22 14 Asset Quality Classified Assets Nonperforming Assets 1 Allowance for Loan Losses Net Charge - Offs Superb Asset Quality Continues 2Q22 increase due to one hotel relationship moving from Watch to Substandard Consistently low NPA levels CECL adoption occurs on January 1, 2023 Cumulative NCOs of $666K since 2017 ¹ Nonaccrual loans plus loans 90 days past due and still accruing and foreclosed assets Dollars in thousands Classified Assets % of Bank Tier 1 Capital + ALLL NPAs % of Assets ALLL % of Gross Loans Net Charge - offs (recoveries) % of Average Loans (annualized)

C&I , 18.6% CRE NOO Hotels , 9.9% CRE NOO - Senior Housing , 30.6% CRE NOO Retail , 25.5% CRE NOO Other , 13.4% 1 - 4 Family , 2.0% C&I 36.2% CRE NOO Hotels 45.0% CRE NOO Retail 11.0% CRE OO 6.3% C&D 0.4% 1 - 4 Family 1.1% $27 Million 15 Investor Real Estate Secured: CRE Nonowner Occupied (“NOO”) Watch List By Loan Type Classified List By Loan Type $35 Million Dollars in thousands Watch List Characteristics Loan Balance Outstanding $34,705 % of Total Loans, Gross 1.1% Number of Loans 18 Average Loan Size $1,928 Classified List Characteristics Loan Balance Outstanding $26,991 % of Total Loans, Gross 0.8% Number of Loans 20 Average Loan Size $1,350 % of Bank Tier 1 Capital + ALLL 5.70% Watch and Classified Assets Remain Primarily Pandemic - Related Only four hotel relationships as of June 30, 2022; one on Watch and one Classified

15.4% 17.5% 16.4% 14.1% 13.5% 25.9% 24.4% 26.2% 25.9% 25.0% $1,305 $1,418 $1,480 $1,444 $1,498 2Q21 3Q21 4Q21 1Q22 2Q22 9.08% 10.70% 10.82% 10.78% 10.33% 9.67% 9.47% 9.36% 9.13% 8.50% 13.49% 15.93% 15.55% 15.02% 13.98% 2Q21 3Q21 4Q21 1Q22 2Q22 16 Dollars in millions On & Off - Balance Sheet Liquidity as % of Total Assets Solid Capital and Liquidity Position • Repurchased 492,417 shares of common stock ($8.0M) at a weighted average price of $16.16 • Expect to repurchase the majority of the remaining $3.2M under the current share repurchase program by its expiration in October 2022, dependent on market conditions • Approval of a subsequent share repurchase plan will be at the discretion of the Board of Directors Focus on utilizing capital to support strong loan growth Investment portfolio completely unencumbered at June 30, 2022 Off - Balance Sheet Liquidity as a % of Assets On - Balance Sheet Liquidity as a % of Assets Total Risk - Based Capital Ratio Common Equity Tier 1 Capital Ratio Tier 1 Leverage Ratio 2Q22 Share Repurchase Activity Consolidated Capital Ratios

$288 $298 $310 $310 $305 9.10% 8.81% 8.91% 8.60% 7.87% 2Q21 3Q21 4Q21 1Q22 2Q22 Tangible Common Equity to Tangible Assets 1 $4.52 $5.40 $7.22 $8.33 $9.31 $10.98 $11.03 2016 2017 2018 2019 2020 2021 2Q22 17 Strong Capital and Liquidity Tangible Book Value Per Share 1 Growth Tangible Common Equity 1 Represents a Non - GAAP financial measure. See Appendix for Non - GAAP reconciliation Dollars in millions, except per share data Track Record of Tangible Book Value Growth Tangible Common Equity 1 • 2022 tangible book value per share impacted by the market value depreciation of the securities portfolio due to rising interest rates, which negatively impacted AOCI • TCE ratio impacted by robust loan growth and more aggressive share repurchases in 2Q22 • Target TCE ratio of over 8.00%

Bridgewater Bancshares, Inc.

An Award-Winning Workplace Culture

New Corporate Headquarters	Modern, open design with an entrepreneurial spirit tailor-made for **team building and collaboration**
Progressive Pay and Benefits	Increased **minimum wage to $20 per hour** in August 2021, as well as discretionary bonuses for all team members regardless of level
Volunteer Paid Time Off	Team members receive up to **16 hours of PTO per year for volunteer activities** supporting the Community Reinvestment Act (CRA)
Health and Wellness Committee	Providing team member **opportunities to support physical and mental health**, including fitness events and free access to a mindfulness app
Diversity, Equity and Inclusion Committee	Inclusive culture that **encourages, supports and celebrates diversity** of team members and communities in which we serve

"In today's environment, it is more important than ever to be able to recruit, retain and develop top talent. At Bridgewater, we have demonstrated an ability to do this through our unconventional culture and employee experience, extensive team member referral network, and even the launch of a new internship program to further enhance our talent pipelines."

Jerry Baack
Chairman, CEO and President





Top Workplaces
Star Tribune
2016. 2017. 2018. 2020. 2021. 2022.

Best Banks to Work For
American Banker
2017. 2018. 2020.

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2022 Strategic Priorities – Building on Our Momentum Continue Balance Sheet Growth Trajectory 1 2 3 4 19 Invest in Business Scalability to Support Growth Maintain Highly Efficient Operating Model Recruit, Develop and Retain Top Industry Talent • Generate mid - to high - teens loan growth in 2022 • Twin Cities organic growth opportunities expected to support growth to $5 billion in assets in the Twin Cities over the next few years • Continue evaluating potential M&A opportunities • Make proactive investments before we need them • Includes areas such as technology and automation, risk management and project management • Leverage strong spread - based revenue generation to drive continued revenue growth • Evaluate potential opportunities to enhance revenue diversification • Manage expense growth in - line with asset growth • Attract top talent in key growth areas such as lending, credit, treasury management, risk and technology • Develop existing talent through management development programs to enhance skills and promote growth within the company • Meet the evolving needs of our team members – modern amenities in our new corporate center, collaboration, flexibility, ESG focus YTD Progress Annualized loan growth of 29.1% YTD Progress Launched new commercial loan origination system in March 2022 YTD Progress Adjusted efficiency ratio 1 of 41.0% 1 Represents a Non - GAAP financial measure. See Appendix for Non - GAAP reconciliation YTD Progress Increased FTE employees by 7%

APPENDIX

21 This presentation includes certain non - GAAP financial measures intended to supplement, not substitute for, comparable GAAP measu res. Reconciliations of these non - GAAP financial measures are provided below. The Company believes these non - GAAP financial measures provide useful informatio n to both management and investors to analyze and evaluate the Company’s financial performance. Because not all companies use the same calculations fo r t hese measures, the information in this presentation may not be comparable to other similarly titled measures as calculated by other companies. Dollars in thousands Reconciliation of Non - GAAP Financial Measures - Annual Tangible Common Equity & Tangible Common Equity/Tangible Assets 2016 2017 2018 2019 2020 2021 Common Equity 115,366 $ 137,162 $ 220,998 $ 244,794 $ 265,405 $ 379,272 $ Less: Preferred Stock - - - - - (66,514) Less: Intangible Assets (4,060) (3,869) (3,678) (3,487) (3,296) (3,105) Tangible Common Equity 111,306 $ 133,293 $ 217,320 $ 241,307 $ 262,109 $ 309,653 $ Total Assets 1,260,394 $ 1,616,612 $ 1,973,741 $ 2,268,830 $ 2,927,345 $ 3,477,659 $ Less: Intangible Assets (4,060) (3,869) (3,678) (3,487) (3,296) (3,105) Tangible Assets 1,256,334 $ 1,612,743 $ 1,970,063 $ 2,265,343 $ 2,924,049 $ 3,474,554 $ Tangible Common Equity/Tangible Assets 8.86% 8.26% 11.03% 10.65% 8.96% 8.91% Tangible Book Value Per Share 2016 2017 2018 2019 2020 2021 Book Value Per Common Share 4.69 $ 5.56 $ 7.34 $ 8.45 $ 9.43 $ 11.09 $ Less: Effects of Intangible Assets (0.17) (0.16) (0.12) (0.12) (0.12) (0.11) Tangible Book Value Per Common Share 4.52 $ 5.40 $ 7.22 $ 8.33 $ 9.31 $ 10.98 $ Total Common Shares 24,589,861 24,679,861 30,097,274 28,973,572 28,143,493 28,206,566 As of and for the year ended December 31,

Bridgewater Bancshares, Inc.

Reconciliation of Non-GAAP Financial Measures – Profitability, TCE and TBV

This presentation includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of these non-GAAP financial measures are provided below. The Company believes these non-GAAP financial measures provide useful information to both management and investors to analyze and evaluate the Company's financial performance. Because not all companies use the same calculations for these measures, the information in this presentation may not be comparable to other similarly titled measures as calculated by other companies.

	As of and for the quarter ended,									
Efficiency Ratio	June 30, 2021	June 30, 2021*	September 30, 2021	September 30, 2021*	December 31, 2021	December 31, 2021*	March 31, 2022	March 31, 2022*	June 30, 2022	June 30, 2022*
Noninterest Expense	$ 11,477	$ 11,477	$ 13,236	$ 13,236	$ 12,459	$ 12,459	$ 13,508	$ 13,508	$ 13,752	$ 13,752
Less: Amortization of Tax Credit Investments	-	(140)	-	(152)	-	(152)	-	(117)	-	(63)
Less: Debt Prepayment Fees	-	-	-	(582)	-	-	-	-	-	-
Less: Amortization Intangible Assets	(47)	(47)	(48)	(48)	(48)	(48)	(48)	(48)	(47)	(47)
Adjusted Noninterest Expense	$ 11,430	$ 11,290	$ 13,188	$ 12,454	$ 12,411	$ 12,259	$ 13,460	$ 13,343	$ 13,705	$ 13,642
Net Interest Income	$ 26,288	$ 26,288	$ 28,673	$ 28,673	$ 29,153	$ 29,153	$ 30,180	$ 30,180	$ 32,530	$ 32,530
Noninterest Income	1,603	1,603	1,410	1,410	1,288	1,288	1,557	1,557	1,650	1,650
Less: Gain on Sales of Securities	(702)	(702)	(48)	(48)	-	-	-	-	(52)	(52)
Adjusted Operating Revenue	$ 27,189	$ 27,189	$ 30,035	$ 30,035	$ 30,441	$ 30,441	$ 31,737	$ 31,737	$ 34,128	$ 34,128
Efficiency Ratio	42.0%	41.5%	43.9%	41.5%	40.8%	40.3%	42.4%	42.0%	40.2%	40.0%

	As of and for the quarter ended,				
Tangible Common Equity & Tangible Common Equity/Tangible Assets	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022
Total Shareholders' Equity	$ 290,830	$ 367,803	$ 379,272	$ 379,441	$ 374,883
Less: Preferred Stock	-	(66,515)	(66,514)	(66,514)	(66,514)
Total Common Shareholders' Equity	290,830	301,288	312,758	312,927	308,369
Less: Intangible Assets	(3,200)	(3,153)	(3,105)	(3,057)	(3,009)
Tangible Common Equity	$ 287,630	$ 298,135	$ 309,653	$ 309,870	$ 305,360
Total Assets	$ 3,162,612	$ 3,389,125	$ 3,477,659	$ 3,607,920	$ 3,883,264
Less: Intangible Assets	(3,200)	(3,153)	(3,105)	(3,057)	(3,009)
Tangible Assets	$ 3,159,412	$ 3,385,972	$ 3,474,554	$ 3,604,863	$ 3,880,255
Tangible Common Equity/Tangible Assets	9.10%	8.81%	8.91%	8.60%	7.87%

	As of and for the quarter ended,
ROATCE	June 30, 2022
Net Income Available to Common Shareholders	$ 11,868
Average Total Shareholders' Equity	$ 381,448
Less: Average Preferred Stock	(66,514)
Average Total Common Shareholders' Equity	$ 314,934
Less: Effects of Average Intangible Assets	(3,037)
Average Tangible Common Equity	$ 311,897
Annualized Return on Average Tangible Common Equity	15.26%

	As of and for the quarter ended,				
Tangible Book Value Per Share	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022
Book Value Per Common Share	$ 10.33	$ 10.73	$ 11.09	$ 11.12	$ 11.14
Less: Effects of Intangible Assets	(0.11)	(0.11)	(0.11)	(0.11)	(0.11)
Tangible Book Value Per Common Share	$ 10.22	$ 10.62	$ 10.98	$ 11.01	$ 11.03
Total Common Shares	28,162,777	28,066,822	28,206,566	28,150,389	27,677,372

* Efficiency Ratio is adjusted to exclude the historic tax credit amortization and debt prepayment fees
Dollars in thousands

22

Reconciliation of Non-GAAP Financial Measures – PPNR

Bridgewater Bancshares, Inc.

This presentation includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of these non-GAAP financial measures are provided below. The Company believes these non-GAAP financial measures provide useful information to both management and investors to analyze and evaluate the Company's financial performance. Because not all companies use the same calculations for these measures, the information in this presentation may not be comparable to other similarly titled measures as calculated by other companies.

	As of and for the quarter ended,				
Pre-Provision Net Revenue	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022
Noninterest Income	$ 1,603	$ 1,410	$ 1,288	$ 1,557	$ 1,650
Less: Gain on sales on Securities	(702)	(48)	-	-	(52)
Total Operating Noninterest Income	901	1,362	1,288	1,557	1,598
Plus: Net Interest Income	26,288	28,673	29,153	30,180	32,530
Net Operating Revenue	27,189	30,035	30,441	31,737	34,128
Noninterest Expense	$ 11,477	$ 13,236	$ 12,459	$ 13,508	$ 13,752
Less: Amortization of Tax Credit Investments	(140)	(152)	(152)	(117)	(63)
Less: Debt Prepayment Fee	-	(582)	-	-	-
Total Operating Noninterest Expense	11,337	12,502	12,307	13,391	13,689
Pre-Provision Net Revenue	$ 15,852	$ 17,533	$ 18,134	$ 18,346	$ 20,439
Plus:					
Non-Operating Revenue Adjustments	702	48	-	-	52
Less:					
Provision for Loan Losses	1,600	1,300	1,150	1,675	3,025
Non-Operating Expense Adjustments	140	734	152	117	63
Provision for Income Taxes	3,821	4,038	4,318	4,292	4,521
Net Income	$ 10,993	$ 11,509	$ 12,514	$ 12,262	$ 12,882
Average Assets	$ 3,076,712	$ 3,332,301	$ 3,403,270	$ 3,513,798	$ 3,743,575
Pre-Provision Net Revenue Return on Average Assets	2.07%	2.09%	2.11%	2.12%	2.19%

Dollars in thousands

23

Bridgewater Bancshares, Inc.

Reconciliation of Quarterly Non-GAAP Financial Measures – Core NIM

This presentation includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of these non-GAAP financial measures are provided below. The Company believes these non-GAAP financial measures provide useful information to both management and investors to analyze and evaluate the Company's financial performance. Because not all companies use the same calculations for these measures, the information in this presentation may not be comparable to other similarly titled measures as calculated by other companies.

	As of and for the quarter ended,				
Core Net Interest Margin	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022
Net Interest Income (Tax-Equivalent Basis)	$ 26,495	$ 28,880	$ 29,388	$ 30,438	$ 32,806
Less: Loan Fees	(1,023)	(1,487)	(1,462)	(1,743)	(2,030)
Less: PPP Interest and Fees	(1,767)	(1,753)	(1,057)	(563)	(263)
Core Net Interest Margin	$ 23,705	$ 25,640	$ 26,869	$ 28,132	$ 30,513
Average Interest Earning Assets	$ 3,019,437	$ 3,234,301	$ 3,320,603	$ 3,430,774	$ 3,671,748
Less: Average PPP Loans	(149,312)	(76,006)	(39,900)	(18,140)	(8,335)
Core Average Interest Earning Assets	$ 2,870,125	$ 3,158,295	$ 3,280,703	$ 3,412,634	$ 3,663,413
Core Net Interest Margin	3.31%	3.22%	3.25%	3.34%	3.34%
Loan Interest Income (Tax-Equivalent Basis)	$ 28,778	$ 31,101	$ 31,211	$ 31,838	$ 34,468
Less: Loan Fees	(1,023)	(1,487)	(1,462)	(1,743)	(2,030)
Less: PPP Interest and Fees	(1,767)	(1,753)	(1,057)	(563)	(263)
Core Loan Interest Income	$ 25,988	$ 27,861	$ 28,692	$ 29,532	$ 32,175
Average Loans	$ 2,534,071	$ 2,655,027	$ 2,755,622	$ 2,899,985	$ 3,107,679
Less: Average PPP Loans	(149,312)	(76,006)	(39,900)	(18,140)	(8,335)
Core Average Loans	$ 2,384,759	$ 2,579,021	$ 2,715,722	$ 2,881,845	$ 3,099,344
Core Loan Yield	4.37%	4.28%	4.20%	4.15%	4.17%

Dollars in thousands

24